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                                  EXHIBIT 23.2

                CONSENT OF INDEPENDENT CHARTERED ACCOUNTING FIRM

January 30, 2007

Board of Directors
Catuity, Inc.
300 Preston Ave., Suite 302
Charlottesville, VA 22902
U.S.A.

Dear Sirs:

This letter is to constitute our consent to include the audit report of Loyalty Magic Pty Limited as of June 30, 2004 and 2005 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,
McInnes, Graham & Gibbs


/s/ J. E. GRAHAM
-------------------------------------
Jeffery E Graham
Partner


                                      F-33